UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2003

MAGIC LANTERN GROUP, INC.
 (Exact name of registrant as specified in its charter)

New York	1-9502	13-3016967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
 (Address of principal executive offices) (Zip Code)

(905) 827-2755
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On November 28, 2003 Magic Lantern Group, Inc. (the "Company") completed the sale of certain assets it held in connection with its media dubbing business, to BKR Media, Inc., a company controlled by Brett Robinson, a former employee of the Company, in exchange for consideration of $200,000.00 less an inventory adjustment of $12,516.78, as per the terms of the asset purchase agreement governing the sale.  All amounts are in Canadian funds.  The rate of exchange of the Canadian dollar, expressed in U.S. dollars, based on the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on the date prior to this filing was U.S. $1.00 = Canadian $1.3078.

Item 7. Financial Statements and Exhibits

        (c) Exhibits
                    10.1 Asset Purchase Agreement by and between Magic Lantern Group, Inc.
                            and Brett Robinson dated November 2, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magic Lantern Group, Inc.
Date: December 11, 2003	By:	/s/ Robert A. Goddard
	Name: Title:	Robert A. Goddard President and Chief Executive Officer and Acting Chief Financial Officer